UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 1, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Douglas W. Weir as Senior Vice President of Finance and Chief Financial Officer

On May 1, 2007, Toreador Resources Corporation’s (“Toreador”) Senior Vice President of Finance and Chief Financial Officer, Douglas W. Weir, announced his resignation effective June 1, 2007 to pursue other interests.

Appointment of Charles J. Campise as Vice President, Finance and Accounting

Mr. Weir’s duties will be assumed by Nigel Lovett, Toreador’s President and Chief Executive Officer, and Charles J. Campise, presently Toreador’s Vice President of Accounting and Chief Accounting Officer. Mr. Lovett will assume responsibility for relationships with commercial and investment banks. Effective with Mr. Weir’s resignation on June 1, 2007, Mr. Campise will be Toreador’s principal financial officer and will be appointed Vice President, Finance and Accounting. He will retain his title as Chief Accounting Officer. Mr. Campise, 56, has been the Vice President of Accounting and Chief Accounting Officer since May 2005. Prior to joining Toreador in May 2005, Mr. Campise was Corporate Controller of Transmeridian Exploration Incorporated from December 2003 until May 2005. Beginning in July 2002, he performed independent accounting and financial consulting until joining Transmeridian Exploration in December 2003. From April 2001 to June 2002, he served as the Finance Director and as a member of the Board of Directors of an Apache Corporation Joint Venture Company in Cairo, Egypt. From January 1998 to December 2001, he served as a Vice President of Finance and Administration for Ocean Energy Cote d’Ivoire.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	May 7, 2007
		By:	/s/ Nigel Lovett
Nigel Lovett, President and CEO